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                                   Exhibit 4.5


                    CERTIFICATE OF RETIREMENT AND ELIMINATION

                         OF CLASSES OF COMMON STOCK AND

                SERIES OF PREFERRED STOCK OF GENERAL MAGIC, INC.


           (Pursuant to Section 243 of the General Corporation Law of
                             the State of Delaware)

         General Magic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

         FIRST: Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation authorizes the issuance of classes of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock") of which Common Stock, 60,000,000 shares have been designated "COMMON STOCK," 1,350,000 shares have been designated "Class A Common Stock," 1,350,000 shares have been designated as "Class B Common Stock," 1,350,000 shares have been designated as "Class C Common Stock," 23,382,269 shares have been designated as "Class D Common Stock," 1,350,000 shares have been designated as "Class E Common Stock," 450,000 shares have been designated as "Class F Common Stock," 450,000 shares have been designated as "Class G Common Stock," 542,634 shares have been designated as "Class H Common Stock," 175,000 shares have been designated as "Class I Common Stock," 350,000 shares have been designated as "Class J Common Stock," 175,000 shares have been designated as "Class K Common Stock," 350,000 shares have been designated as "Class L Common Stock," 659,650 shares have been designated as "Class M Common Stock," and 1,900,000 shares have been designated as "Class N Common Stock," and 21,404,573 shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock").

         SECOND: That at a meeting of the Board of Directors of the Corporation, the Board of Directors of the Corporation, by unanimous written consent, retired the following shares of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Common Stock, and the following shares of Series A, Series B, Series C, Series E, Series F, Series G, Series H, Series I, Series J, Series K, Series L, Series M and Series N Preferred Stock:

                1,350,000           shares of Class A Common Stock,
                1,350,000           shares of Class B Common Stock,
                1,350,000           shares of Class C Common Stock,
               23,382,269           shares of Class D Common Stock,
                1,350,000           shares of Class E Common Stock,
                  450,000           shares of Class F Common Stock,
                  450,000           shares of Class G Common Stock,
                  542,634           shares of Class H Common Stock,


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

                  175,000           shares of Class I Common Stock,
                  350,000           shares of Class J Common Stock,
                  175,000           shares of Class K Common Stock,
                  350,000           shares of Class L Common Stock,
                  659,650           shares of Class M Common Stock,
                1,900,000           shares of Class N Common Stock, and

                2,700,000           shares of Series A Preferred Stock,
                2,700,000           shares of Series B Preferred Stock,
                2,700,000           shares of Series C Preferred Stock,
                2,700,000           shares of Series E Preferred Stock,
                  900,000           shares of Series F Preferred Stock,
                  900,000           shares of Series G Preferred Stock,
                1,085,271           shares of Series H Preferred Stock,
                  350,000           shares of Series I Preferred Stock,
                  700,000           shares of Series J Preferred Stock,
                  350,000           shares of Series K Preferred Stock,
                  700,000           shares of Series L Preferred Stock,
                1,319,302           shares of Series M Preferred Stock,
                3,800,000           shares of Series N Preferred Stock,

which shares constituted all of the authorized shares of such Classes and Series.

         THIRD: That Paragraph C of Article FOURTH of the Certificate of Incorporation of the Corporation prohibits the reissuance of retired shares of each such class and as such class or as any other class of Common Stock.

         FOURTH: Pursuant to the provisions of Section 243 of the Corporation Law of Delaware, all reference to such retired Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class G Common Stock, Class H Common Stock, Class I Common Stock, Class J Common Stock, Class K Common Stock, Class L Common Stock, Class M Common Stock, and Class N Common Stock, and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock in the Certificate of Incorporation of the Corporation are hereby eliminated.

         FIFTH: Upon the effective date of the filing of this certificate as therein provided, the Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized number of shares of Common Stock to the extent of 33,834,553 shares, and a reduction in the authorized number of shares of Preferred Stock to the extent of 20,904,573 shares, being the total number of shares retired, so that the total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,500,000, which consists of

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60,000,000 shares of Common Stock with par value of $.001 per share and 500,000 shares of Preferred Stock with par value of $.001 per share.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by its duly authorized officers this 24th day of February, 1995.

                                  GENERAL MAGIC, INC.


                                  By:  /S/ Marc Porat
                                       ---------------------------------------
                                       Marc Porat, Chief Executive Officer
                                       and Chairman of the Board

ATTEST



By:  /S/ Michael Stern
     ------------------------------
     Michael Stern, Secretary


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